Exhibit 99.1
                                                                  ------------

[ALLEGHENY ENERGY GRAPHIC OMITTED]


                                                                  NEWS RELEASE


Media contact:                              Investor Relations contact:
Janice D. Lantz                             Max Kuniansky
Director, Commercial Communications         Director, Investor Relations
800 Cabin Hill Drive                        800 Cabin Hill Drive
Greensburg, Pa.  15601-1689                 Greensburg, Pa. 15601-1689
Phone: (724) 838-6984                       Phone: (724) 838-6895
Media Hotline: 1-888-233-3583               E-Mail: mkunian@alleghenyenergy.com
E-Mail: jlantz@alleghenyenergy.com                  ---------------------------
        --------------------------


                             FOR IMMEDIATE RELEASE

             Allegheny Energy Reports Second Quarter 2004 Results

Greensburg, Pa., August 5, 2004 - Allegheny Energy, Inc. (NYSE: AYE) today reported a consolidated net loss of $39.5 million, or $0.31 per diluted share, for the second quarter of 2004 compared to a consolidated net loss of $231.5 million, or $1.82 per diluted share, for the second quarter of 2003. The Company also filed its quarterly report on Form 10-Q with the Securities and Exchange Commission.

Paul J. Evanson, Chairman and CEO, said, "As anticipated, Allegheny reported a loss for the second quarter of 2004, primarily as the result of unplanned outages at Hatfield's Ferry and Pleasants power stations, higher expenses to improve power plant availability and normal low seasonal demand for electricity. With these items largely behind us, we expect our core operations to return to profitability in the second half of 2004."

To provide a better understanding of Allegheny's core results and trends, Allegheny reported adjusted results for the second quarter and the first six months of 2004. For the second quarter of 2004, consolidated net loss includes an $11.7 million pre-tax loss ($6.7 million after tax) associated with the release of gas pipeline capacity in connection with exiting the Western energy markets. Excluding this item, adjusted consolidated net loss for the second quarter was $32.8 million, or $0.26 per diluted share. For the second quarter of 2003, consolidated net loss includes a $169.4 million pre-tax loss ($97.2 million after tax) associated with the termination of contracts and the exit of trading activities in Western energy markets, a $152.2 million pre-tax loss ($87.4 million after tax) associated with the renegotiation of the California energy supply contract and a $32.0 million pre-tax charge ($18.4 million after tax) for contract termination costs. Excluding these items, adjusted consolidated net loss for the second quarter of 2003 was $28.5 million, or $0.23 per diluted share. Adjusted net loss is a non-GAAP financial measure. A reconciliation of adjusted net loss to net loss reported in accordance with GAAP is attached to this release.

Second Quarter Adjusted Consolidated Results
--------------------------------------------

Allegheny's adjusted consolidated loss before income taxes, minority interest and the cumulative effect of accounting changes for the second quarter of 2004 was $57.8 million, an increase of $7.8 million from the second quarter of 2003. Major factors contributing to the results included:

     o The Generation and Marketing segment's adjusted revenues, net of fuel and purchased power, decreased by $27.9 million, due primarily to the negative impact from unplanned outages at Hatfield's Ferry Unit No. 2 and Pleasants Unit No. 1. Allegheny estimates that the negative impact from these outages was approximately $59 million, consisting primarily of lost revenues (net of fuel cost savings) and repair and replacement costs (net of anticipated insurance proceeds). Both units returned to service late in the second quarter of 2004.

     o Revenues in the Delivery and Services segment, net of fuel and purchased power, increased by $9.2 million due primarily to increased retail electricity sales from warmer weather.

     o Adjusted operations and maintenance expense decreased by $6.3 million.

     o Interest charges decreased by $15.7 million, due primarily to lower interest rates from the March 2004 refinancing and lower average debt outstanding.

     o Depreciation and taxes other than income taxes increased approximately $8.2 million, primarily as a result of the Springdale Generating Facility being placed into service in July 2003 and increased revenue-based taxes from higher sales in the Delivery and Services segment.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the second quarter of 2004 were $116.6 million. Adjusted EBITDA was $128.3 million and excludes a loss associated with the release of gas pipeline capacity. EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of EBITDA to GAAP financial measures and details on the calculation of Adjusted EBITDA, see the reconciliation of non-GAAP financial measures attached to this release.

Second Quarter Segment Results
------------------------------

Delivery and Services: The Delivery and Services segment reported net income of $24.2 million for the second quarter of 2004, compared to net income of $4.3 million for the second quarter of 2003. The segment's retail electric revenues increased $29.5 million, primarily due to an increase in usage from warmer weather as described above. Purchased energy and transmission costs increased $17.1 million, reflecting increased power purchases due to higher demand. Retail natural gas revenues, net of deferred energy costs, decreased by $2.6 million due to lower usage.

The segment's operation and maintenance expense decreased $20.9 million, primarily as a result of decreases in uncollectible expense, employee benefit costs and outside services expense.

Generation and Marketing: The Generation and Marketing segment reported a net loss of $64.4 million for the second quarter of 2004 compared to a net loss of $240.2 million for the comparable period in 2003. Operating revenues increased $293.1 million due primarily to net energy trading losses of $303.4 million recorded in the second quarter of 2003. Generation revenues for the second quarter of 2004 were reduced as a result of unplanned outages at the Hatfield's Ferry and Pleasants power stations as described above, offset in part by increased revenues from gas-fired generating facilities.

Fuel cost and purchased power for the segment increased $11.0 million, due to higher fuel consumption at natural gas-fired generating facilities, offset by reduced coal consumption, and an $11.7 million loss associated with the release of gas pipeline capacity as described above. Operations and maintenance expense decreased by $16.9 million, due primarily to $32.0 million of contract termination costs recorded in the second quarter of 2003, as well as reduced expenses of $6.2 million in 2004 for outside services, including legal, consulting and advisory fees. Partially offsetting this reduction in expense were $27.2 million of higher costs for contract work and materials and supplies relating to planned power station outages. Interest expense also decreased $16.7 million, due primarily to the March 2004 refinancing, offset in part by the issuance of the convertible preferred securities in July 2003.

Six-Month Consolidated Results
------------------------------

For the first six months of 2004, Allegheny reported a consolidated net loss of $6.2 million, or $0.05 per diluted share, as compared to the consolidated net loss of $290.3 million, or $2.29 per diluted share, for the first six months of 2003.

A summary of six-month results by business segment is included in the attached financial charts.

Reconciliation of Non-GAAP Financial Measures
---------------------------------------------

This news release and the attached table include non-GAAP financial measures as defined in the Securities and Exchange Commission's Regulation G. Where noted, we present certain financial information on an adjusted basis to exclude the effect of certain items as described herein. By presenting adjusted results, management intends to provide investors with a better understanding of the core results and underlying trends from which to consider past performance and prospects for the future. We also present EBITDA as an additional measure of our operating performance.

Users of this financial information should consider the types of events and transactions for which adjustments have been made. Neither the adjusted information nor EBITDA should be considered in isolation or viewed as substitutes for or superior to net income or other data prepared in accordance with GAAP as measures of our operating performance or liquidity. In addition, neither the adjusted information nor EBITDA are necessarily comparable to similarly titled measures provided by other companies.

Pursuant to the requirements of Regulation G, we have attached tables that reconcile non-GAAP financial measures, including those presented in this release, to the most directly comparable GAAP measures.

Analyst Conference Call
-----------------------

Allegheny will comment further on these results in an analyst conference call on Friday, August 6, at 9:30 a.m. Eastern Daylight Time. To listen to a live Internet broadcast of the call, visit www.alleghenyenergy.com. A taped replay of the call will be available after the live broadcast.

Allegheny Energy
----------------

Headquartered in Greensburg, Pa., Allegheny Energy is an integrated energy company with a portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about four million people in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements
--------------------------

In addition to historical information, this release contains a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy's delivery business, Allegheny Power; results of litigation; financing plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny's competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy's reports filed with the Securities and Exchange Commission.


                                     -###-


                                      ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (in thousands, except per share amounts)
                                                    (unaudited)


                                                                       Three Months Ended              Six Months Ended
                                                                            June 30,                        June 30,
                                                                        2004          2003            2004           2003
                                                                   -----------------------------------------------------------


Operating revenues ...............................................  $   657,114    $   359,214    $ 1,546,834    $ 1,074,905

Operating expenses:
    Fuel consumed in electric generation .........................      140,927        134,054        302,882        292,826
    Purchased power and transmission .............................       79,772         81,527        160,890        167,795
    Cost of utility gas sold .....................................       26,603         25,545        117,106        121,504
    Deferred energy costs, net ...................................         (118)        (6,965)        16,613        (20,624)
    Operations and maintenance ...................................      245,624        283,867        457,408        596,368
    Depreciation and amortization ................................       85,191         79,474        168,482        157,085
    Taxes other than income taxes ................................       53,201         50,735        112,714        111,362
                                                                    ---------------------------------------------------------

        Total operating expenses .................................      631,200        648,237      1,336,095      1,426,316
                                                                    ---------------------------------------------------------

Operating income (loss) ..........................................       25,914       (289,023)       210,739       (351,411)

Other income, net ................................................        4,790          1,353         12,864         81,613

Interest expense and preferred dividends:
    Interest expense .............................................       98,917        114,662        229,846        210,227
    Preferred dividend requirements of subsidiary ................        1,260          1,260          2,519          2,519
                                                                    ---------------------------------------------------------

        Total interest expense and preferred dividends ...........      100,177        115,922        232,365        212,746
                                                                    ---------------------------------------------------------

Loss before income taxes, minority interest
  and cumulative effect of accounting changes ....................      (69,473)      (403,592)        (8,762)      (482,544)

Income tax benefit ...............................................      (29,297)      (167,378)        (3,723)      (205,396)

Minority interest in net (loss) income of subsidiaries ...........         (720)        (4,695)         1,139         (7,585)
                                                                    ---------------------------------------------------------

Loss before cumulative effect of accounting
    changes ......................................................      (39,456)      (231,519)        (6,178)      (269,563)

Cumulative effect of accounting changes, net of taxes
    of $12,974 ...................................................         --             --             --          (20,765)
                                                                    ---------------------------------------------------------

Net loss .........................................................  $   (39,456)   $  (231,519)   $    (6,178)   $  (290,328)
                                                                    =========================================================

Basic and diluted loss per common share:
    Loss before cumulative effect of accounting changes............      $(0.31)        $(1.82)        $(0.05)        $(2.13)
    Cumulative effect of accounting changes, net...................          --             --             --          (0.16)
                                                                    ---------------------------------------------------------
    Net loss per common share......................................      $(0.31)        $(1.82)        $(0.05)        $(2.29)
                                                                    =========================================================



                                 ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (in thousands)
                                               (unaudited)

                                                                                   Six Months Ended
                                                                                       June 30,
                                                                                    2004        2003
                                                                              ---------------------------

Cash Flows From Operating Activities:


    Net loss ................................................................ $    (6,178)   $  (290,328)
    Cumulative effect of accounting changes, net ............................        --           20,765
                                                                              ----------------------------

    Loss before cumulative effect of accounting changes .....................      (6,178)      (269,563)

    Adjustments for noncash (credits) and charges:
       Reapplication of SFAS No. 71 .........................................        --          (75,824)
       Depreciation and amortization ........................................     168,482        157,085
       (Gain) loss on asset sales ...........................................     (12,074)        30,917
       Minority interest ....................................................       1,139         (7,585)
       Deferred investment credit and income taxes, net .....................      (1,875)      (142,499)
       Unrealized losses on commodity contracts, net ........................       8,350        380,710
       Other, net ...........................................................      65,164        (18,681)

    Changes in certain assets and liabilities:
       Accounts receivable, net .............................................      46,524         93,919
       Materials and supplies ...............................................       8,468        (31,351)
       Taxes receivable/accrued, net ........................................     (38,957)        96,709
       Prepaid taxes ........................................................      (5,803)        (9,721)
       Collateral deposits ..................................................     (66,370)       (54,110)
       Accounts payable .....................................................      29,705        (45,722)
       Accrued payroll ......................................................      (1,411)       (18,397)
       Interest accrued .....................................................       8,482          4,672
       Purchased options ....................................................      (1,169)        11,689
       Commodity contract termination costs .................................        (259)       (47,706)
       Other, net ...........................................................     (27,110)        (2,115)
                                                                              ----------------------------

               Net cash from operating activities ...........................     175,108         52,427
                                                                              ----------------------------

Cash Flows Used In Investing Activities:
       Capital expenditures .................................................    (118,514)      (140,539)
       Acquisition of electric generating facility ..........................        --         (318,435)
       Proceeds from sale of businesses and assets ..........................      13,680         46,168
       Decrease (increase) in restricted funds ..............................      26,840        (15,467)
       Other investments ....................................................      (1,653)         8,826
                                                                              ----------------------------

               Net cash used in investing activities ........................     (79,647)      (419,447)
                                                                              ----------------------------

Cash Flows (Used In) From Financing Activities:
       Net repayments of short-term debt ....................................     (53,610)    (1,122,181)
       Issuance of long-term debt ...........................................   1,594,921      1,931,507
       Retirement of long-term debt .........................................  (1,858,638)      (270,928)
                                                                              ----------------------------

               Net cash (used in) from financing activities .................    (317,327)       538,398
                                                                              ----------------------------

Net (decrease) increase in cash and cash equivalents ........................    (221,866)       171,378
Cash and cash equivalents at beginning of period ............................     528,612        204,231
                                                                              ----------------------------
Cash and cash equivalents at end of period .................................. $   306,746    $   375,609
                                                                              ============================



                                    ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                                (in thousands)
                                                  (unaudited)

                                                                               June 30,           December 31,
                                                                                 2004                2003
                                                                              --------------------------------


ASSETS
Current Assets:
    Cash and cash equivalents...........................................       $306,746              $528,612
Accounts receivable:
         Customer.......................................................        202,248               203,801
         Unbilled utility revenues......................................        128,358               172,891
         Wholesale and other............................................         40,214                46,257
         Allowance for uncollectible accounts...........................        (23,086)              (29,329)
    Materials and supplies..............................................        109,901               109,651
    Fuel, including stored gas..........................................         90,785                98,097
    Deferred income taxes...............................................         59,501                44,610
    Prepaid taxes.......................................................         52,208                46,405
    Collateral deposits.................................................        117,545                51,175
    Commodity contracts.................................................         29,927                24,390
    Restricted funds....................................................         18,187               120,873
    Regulatory assets...................................................         52,289                68,665
    Other...............................................................         25,484                31,186
                                                                              --------------------------------

         Total current assets...........................................      1,210,307             1,517,284

Property, Plant and Equipment:
    Generation..........................................................      6,648,399             6,597,195
    Transmission........................................................      1,010,961             1,010,062
    Distribution........................................................      3,602,729             3,549,813
    Other...............................................................        530,562               525,092
    Accumulated depreciation............................................     (4,537,368)           (4,377,917)
                                                                              --------------------------------

         Subtotal.......................................................      7,255,283             7,304,245
    Construction work in progress.......................................        194,525               149,232
                                                                              --------------------------------

         Total property, plant and equipment............................      7,449,808             7,453,477

Investments and Other Assets:
    Goodwill............................................................        367,287               367,287
    Investments in unconsolidated affiliates............................         30,736                51,479
    Intangible assets...................................................         39,983                41,710
    Other...............................................................         52,115                45,007
                                                                              --------------------------------

         Total investments and other assets.............................        490,121               505,483

Deferred Charges:
    Commodity contracts.................................................          5,847                 5,536
    Regulatory assets...................................................        567,050               577,691
   Other................................................................       145,803               112,425
                                                                              --------------------------------

         Total deferred charges.........................................        718,700               695,652

Total Assets............................................................     $9,868,936           $10,171,896
                                                                             =================================



                                            ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS (continued)
                                                        (in thousands)
                                                          (unaudited)
                                                                                     June 30,         December 31,
                                                                                       2004               2003
                                                                                 -------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Short-term debt........................................................        $       ---              $53,610
    Long-term debt due within one year.....................................            157,434              544,843
    Accounts payable.......................................................            312,838              281,514
    Accrued taxes..........................................................             59,270               98,227
    Commodity contracts....................................................             49,780               41,486
    Regulatory liabilities.................................................              1,114                2,229
    Other..................................................................            227,351              259,034
                                                                                 -------------------------------------

         Total current liabilities.........................................            807,787            1,280,943

Long-term Debt.............................................................          5,278,874            5,127,437

Deferred Credits and Other Liabilities:
    Commodity contracts....................................................             65,860               61,125
    Investment tax credit..................................................             86,669               89,826
    Deferred income taxes..................................................            878,850              860,323
    Obligations under capital leases.......................................             28,502               32,483
    Regulatory liabilities.................................................            443,370              436,118
    Adverse power purchase commitments.....................................            209,742              218,105
    Other..................................................................            454,334              462,220
                                                                                 -------------------------------------

         Total deferred credits and other liabilities......................          2,167,327            2,160,200

Minority Interest..........................................................             26,676               13,457

Preferred Stock of Subsidiary .............................................             74,000               74,000

Common Stockholders' Equity:
    Common stock...........................................................            158,946              158,761
    Other paid-in capital..................................................          1,449,869            1,447,830
    Retained (deficit) earnings............................................             (3,268)               2,910
    Treasury stock.........................................................             (1,438)              (1,438)
    Accumulated other comprehensive loss...................................            (89,837)             (92,204)
                                                                                 -------------------------------------

         Total common stockholders' equity.................................          1,514,272            1,515,859



Total Liabilities and Stockholders' Equity.................................         $9,868,936          $10,171,896
                                                                                 =====================================


                                                ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                                      RESULTS BY BUSINESS SEGMENT
                                                              (unaudited)




                                                                  Three Months Ended             Six Months Ended
                                                                       June 30,                      June 30,
                                                               ----------------------------------------------------------
(In millions)                                                     2004          2003          2004            2003
-------------------------------------------------------------------------------------------------------------------------
Total operating revenues:
       Delivery and Services..............................       $699.7        $665.5       $1,569.8         $1,516.4
       Generation and Marketing ..........................        326.4          33.3          759.2            314.1
       Eliminations.......................................       (369.0)       (339.6)        (782.2)          (755.6)
                                                               ----------------------------------------------------------
       Total..............................................       $657.1        $359.2       $1,546.8         $1,074.9
                                                               ==========================================================

Operating income (loss):
       Delivery and Services..............................        $65.7         $39.6         $161.8           $133.6
       Generation and Marketing ..........................        (40.9)       (335.7)          52.8           (472.6)
       Eliminations.......................................          1.1           7.1           (3.9)           (12.4)
                                                               ----------------------------------------------------------
       Total..............................................        $25.9       $(289.0)        $210.7          $(351.4)
                                                               ==========================================================

Interest expense:
       Delivery and Services..............................        $33.6         $32.7          $68.1            $63.8
       Generation and Marketing ..........................         65.3          82.0          161.8            146.4
       Eliminations.......................................          ---           ---           (0.1)             ---
                                                               ----------------------------------------------------------
       Total..............................................        $98.9        $114.7         $229.8           $210.2
                                                               ==========================================================

Consolidated income (loss) before cumulative effect
  of accounting changes:
       Delivery and Services..............................        $24.2          $4.3          $63.2            $53.7
       Generation and Marketing ..........................        (64.4)       (240.2)         (67.0)          (315.6)
       Eliminations.......................................          0.7           4.4           (2.4)            (7.6)
                                                               ----------------------------------------------------------
       Total..............................................       $(39.5)      $(231.5)         $(6.2)         $(269.5)
                                                               ==========================================================

Cumulative effect of accounting changes, net:
       Delivery and Services..............................         $---          $---           $---            $(1.3)
       Generation and Marketing ..........................          ---           ---            ---            (19.5)
       Eliminations.......................................          ---           ---            ---              ---
                                                               ----------------------------------------------------------
       Total..............................................         $---          $---           $---           $(20.8)
                                                               ==========================================================

Consolidated net income (loss):
       Delivery and Services..............................        $24.2          $4.3          $63.2            $52.4
       Generation and Marketing ..........................        (64.4)       (240.2)         (67.0)          (335.1)
       Eliminations.......................................          0.7           4.4           (2.4)            (7.6)
                                                               ----------------------------------------------------------
       Total..............................................       $(39.5)      $(231.5)         $(6.2)         $(290.3)
                                                               ==========================================================



                                          RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                           (UNAUDITED)


                                                         LOSS BEFORE INCOME                                    DILUTED
                                                         TAXES AND MINORITY                                    LOSS PER
 THREE MONTHS ENDED JUNE 30, 2004                                  INTEREST              NET LOSS              SHARE
------------------------------------------------------------------------------------------------------------------------


 GAAP BASIS                                                    $(69.5)                     $(39.5)            $(0.31)
                                                                                                             ==========

 ADJUSTMENTS:
 Loss on release of gas pipeline capacity(1)                     11.7                         6.7
---------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                   $(57.8)                     $(32.8)            $(0.26)
=======================================================================================================================

 GAAP BASIS                                                                                $(39.5)
 Interest expense and preferred dividends                                                   100.2
 Income tax benefit                                                                         (29.3)
 Depreciation and amortization                                                               85.2
---------------------------------------------------------------------------------------------------
 EBITDA                                                                                     116.6
 Loss on release of gas pipeline capacity                                                    11.7
---------------------------------------------------------------------------------------------------
 ADJUSTED EBITDA                                                                           $128.3
===================================================================================================

                                                          LOSS BEFORE  INCOME
                                                     TAXES, MINORITY INTEREST
                                                        AND CUMULATIVE EFFECT                                  DILUTED
                                                                           OF                                 LOSS PER
 THREE MONTHS ENDED JUNE 30, 2003                          ACCOUNTING CHANGES            NET LOSS                SHARE
-------------------------------------------------------------------------------------------------------------------------
 GAAP BASIS                                                    $(403.6)                    $(231.5)           $(1.82)
                                                                                                             ============

 ADJUSTMENTS(2):
 Unrealized loss on renegotiation of CDWR contract(3)            152.2                        87.4
 Unrealized losses on West Book trading activities(3)            169.4                        97.2
 Baltimore Gas & Electric contract termination costs(4)           32.0                        18.4
-----------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                   $ (50.0)                     $(28.5)           $(0.23)
=========================================================================================================================

 GAAP BASIS                                                                                $(231.5)
 Interest expense and preferred dividends                                                    115.9
 Income tax benefit                                                                         (167.4)
 Depreciation and amortization                                                                79.5
-----------------------------------------------------------------------------------------------------
 EBITDA                                                                                     (203.5)
 Unrealized loss on renegotiation of CDWR contract                                           152.2
 Unrealized losses on West Book trading activities                                           169.4
 Baltimore Gas & Electric contract termination costs                                          32.0
-----------------------------------------------------------------------------------------------------
 ADJUSTED EBITDA(2)                                                                        $ 150.1
=====================================================================================================



FOOTNOTES:

   1   This amount is included in Purchased power and transmission on the Consolidated Statement of Operations.

   2   Not adjusted for estimated net energy trading gains of $18.2 million, consisting of realized gains of $19.7 million and unrealized losses of $1.5 million.

   3   These amounts are included in Operating revenues on the Consolidated Statement of Operations.

   4   This amount is included in Operations and maintenance expense on the Consolidated Statement of Operations.



                                          RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                                          (IN MILLIONS)
                                                           (UNAUDITED)



 GENERATION AND MARKETING SEGMENT ADJUSTED OPERATING    THREE MONTHS ENDED     THREE MONTHS ENDED
 REVENUES, NET OF FUEL AND PURCHASED POWER COSTS             JUNE 30, 2004          JUNE 30, 2003             CHANGE
---------------------------------------------------------------------------------------------------------------------------------


 GAAP BASIS:
 Operating revenues                                            $326.4                  $ 33.3                  $293.1

 Fuel consumed in electric generation                           140.9                   134.0                    (6.9)
 Purchased power and transmission                                23.4                    19.2                    (4.2)
---------------------------------------------------------------------------------------------------------------------------------
 Operating revenues, fuel and purchased power costs             162.1                  (119.9)                  282.0

 ADJUSTMENTS(1):
 Loss on release of gas pipeline capacity(2)                     11.7                                            11.7
 Unrealized loss on renegotiation of CDWR contract(3)                                   152.2                  (152.2)
 Unrealized losses on West Book trading activities(3)                                   169.4                  (169.4)
---------------------------------------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                   $173.8                  $201.7                  $(27.9)
=================================================================================================================================





 ALLEGHENY ENERGY, INC., CONSOLIDATED OPERATIONS AND    THREE MONTHS ENDED     THREE MONTHS ENDED
 MAINTENANCE EXPENSE                                         JUNE 30, 2004          JUNE 30, 2003             CHANGE
---------------------------------------------------------------------------------------------------------------------------------
 GAAP BASIS:
 Operations and maintenance expense                            $245.6                  $283.9                   $38.3

 ADJUSTMENTS:
 Baltimore Gas & Electric contract termination costs(4)                                (32.0)                   (32.0)
---------------------------------------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                   $245.6                  $251.9                   $ 6.3
=================================================================================================================================



FOOTNOTES:

   1   Not adjusted for estimated net energy trading gains of $18.2 million, consisting of realized gains of $19.7 million and unrealized losses of $1.5 million.

   2   This amount is included in Purchased power and transmission on the Consolidated Statement of Operations.

   3   These amounts are included in Operating revenues on the Consolidated Statement of Operations.

   4   This amount is included in Operations and maintenance expense on the Consolidated Statement of Operations.




                                          RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                           (UNAUDITED)


                                                          LOSS BEFORE INCOME                                  DILUTED
                                                          TAXES AND MINORITY                                 LOSS PER
 SIX MONTHS ENDED JUNE 30, 2004                                     INTEREST             NET LOSS              SHARE
---------------------------------------------------------------------------------------------------------------------------------


 GAAP BASIS                                                   $ (8.8)                     $ (6.2)             $(0.05)
                                                                                                             ====================

 ADJUSTMENTS(1):
 Gain on California contract escrow release(2)                 (68.1)                      (39.2)
 Write-off of 2003 financing costs(3)                           14.1                         8.1
 Gain on land sale, New York office space charge (net)(4)       (4.2)                       (2.4)
 Loss on release of gas pipeline capacity(5)                    11.7                         6.7
---------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                  $(55.3)                     $(33.0)             $(0.26)
=================================================================================================================================

 GAAP BASIS                                                                               $ (6.2)
 Interest expense and preferred dividends                                                  232.4
 Income tax benefit                                                                         (3.7)
 Depreciation and amortization                                                             168.5
---------------------------------------------------------------------------------------------------
 EBITDA                                                                                    391.0
 Gain on California contract escrow release                                                (68.1)
 Gain on land sale, New York office space charge (net)                                      (4.2)
 Loss on release of gas pipeline capacity                                                   11.7
---------------------------------------------------------------------------------------------------
 ADJUSTED EBITDA1                                                                         $330.4
===================================================================================================


                                                           LOSS BEFORE  INCOME
                                                      TAXES, MINORITY INTEREST
                                                         AND CUMULATIVE EFFECT                               DILUTED
                                                                            OF                              LOSS PER
 SIX MONTHS ENDED JUNE 30, 2003                             ACCOUNTING CHANGES           NET LOSS              SHARE
---------------------------------------------------------------------------------------------------------------------------------
 GAAP BASIS                                                  $(482.5)                    $(290.3)             $(2.29)
                                                                                                             ====================

 ADJUSTMENTS(6):
 Gain on SFAS 71(7)                                            (75.8)                      (43.5)
 Loss on assets retired/held for sale(4)                        37.5                        21.5
 Special termination and other benefits(8)                      15.7                         9.0
 Impairment of New York office(8)                                4.6                         2.6
 Unrealized loss on renegotiation of CDWR contract(2)          152.2                        87.4
 Unrealized losses on West Book trading activities(2)          169.4                        97.2
 Baltimore Gas & Electric contract termination costs(8)         32.0                        18.4
 Other(8) & (9)                                                 12.6                         7.2
 Cumulative effect of accounting changes                                                    20.7
---------------------------------------------------------------------------------------------------
 AS ADJUSTED                                                 $(134.3)                    $ (69.8)             $(0.55)
=================================================================================================================================

 GAAP BASIS                                                                              $(290.3)
 Interest expense and preferred dividends                                                  212.8
 Income tax benefit                                                                       (205.4)
 Depreciation and amortization                                                             157.1
---------------------------------------------------------------------------------------------------
 EBITDA                                                                                   (125.8)
 Gain on SFAS 71                                                                           (75.8)
 Loss on assets retired/held for sale                                                       37.5
 Special termination and other benefits                                                     15.7
 Impairment of New York office                                                               4.6
 Unrealized loss on renegotiation of CDWR contract                                         152.2
 Unrealized losses on West Book trading activities                                         169.4
 Baltimore Gas & Electric contract termination costs                                        32.0
 Other(9)                                                                                   12.6
 Cumulative effect of accounting changes                                                    20.7
---------------------------------------------------------------------------------------------------
 ADJUSTED EBITDA(6)                                                                       $243.1
===================================================================================================

FOOTNOTES:

   1   Not adjusted for $9.2 million of charges related to Allegheny Ventures for write-downs of inventory and discontinued product ($4.3 million), equity interests ($2.3 million) and adjustments in revenue recognition for a percentage of completion contract ($2.6 million).

   2   These amounts are included in Operating revenues on the Consolidated Statements of Operations.

   3   This amount is included in Interest expense on the Consolidated Statement of Operations.

   4   These amounts are included in Operations and maintenance expense and Other income, net, on the Consolidated
       Statements of Operations.

   5   This amount is included in Purchased power and transmission on the Consolidated Statement of Operations.

   6   Not adjusted for estimated energy trading losses totaling $84.0 million. These losses were primarily the result of trading activities in the Western United States energy markets, which Allegheny exited in 2003.

   7   This amount is included in Other income, net, on the Consolidated Statement of Operations.

   8   These amounts are included in Operations and maintenance expense on the Consolidated Statement of Operations.

   9   Charges related to the St. Joseph's generating plant lease ($2.0 million), additional Enron litigation reserves
       ($7.0 million) and additional costs attributable to asset sales ($3.6 million).






                                    ALLEGHENY ENERGY, INC. AND SUBSIDIARIES
                                              OPERATING STATISTICS

                                                                               Unaudited
                                                                               ---------
                                                                           Three Months Ended
                                                                                 June 30,
                                                                         2004             2003           Change
                                                                         ----             ----           ------


Delivery and Services:
Electricity sales (million kilowatt-hours)                             11,300           10,940            3.3%
Usage per customer (kilowatt-hours):
   Residential                                                          2,614            2,484            5.2%
   Commercial                                                          14,751           13,839            6.6%
   Industrial                                                         192,836          189,194            1.9%
Natural gas sales (million cubic feet)                                  3,229            3,591          (10.1%)

Generation and Marketing:
Generation (million kilowatt-hours)                                    10,218           10,909           (6.3%)
